                                                                 EXHIBIT (h)(23)

                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101

                                January 23, 2003


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of the various series of the Nicholas-Applegate Institutional Funds so that total operating expenses (excluding taxes, interest, brokerage, the expenses incurred from the creation and operation of the Mauritius entity, extraordinary expenses and expenses paid by directed brokerage and other offset arrangements) do not exceed the percentages set forth on the following page through December 1, 2003.

                                    Very truly yours,



                                    -----------------------
                                    Deborah A. Wussow
                                    Assistant Secretary

AGREED:
Nicholas-Applegate Capital Management

By:     --------------------------
        Charles H. Field, Jr.
        Deputy General Counsel


                   FUND                          SHARE CLASS         EXPENSE LIMITATION
U.S. Large Cap Select Growth                          I                    1.00%
U.S. Large Cap Select Growth                          II                   0.90%
U.S. Large Cap Select Growth                         III                   0.85%
U.S. Large Cap Select Growth                          IV                   0.70%
U.S. Large Cap Select Growth                          R                    1.25%
Large Cap Value                                       I                    1.00%
Large Cap Value                                       II                   0.90%
Large Cap Value                                      III                   0.80%
Large Cap Value                                       IV                   0.70%
Large Cap Value                                       R                    1.25%
U.S. Equity Growth                                    I                    1.00%
U.S. Equity Growth                                    II                   0.95%
U.S. Equity Growth                                   III                   0.90%
U.S. Equity Growth                                    IV                   0.85%
U.S. Equity Growth                                    R                    1.25%
Emerging Growth                                       I                    1.25%
Emerging Growth                                       R                    1.50%
Growth Discovery                                      I                    1.40%
High Yield Bond                                       I                    0.80%
High Yield Bond                                       II                   0.70%
High Yield Bond                                      III                   0.65%
High Yield Bond                                       IV                   0.60%
Convertible                                           I                    1.00%
Convertible                                           II                   0.90%
Convertible                                          III                   0.85%
Convertible                                           IV                   0.80%
Value Opportunities                                   I                    1.30%
International Core Growth                             I                    1.15%
International Core Growth                             II                   1.00%
International Core Growth                            III                   0.90%
International Core Growth                             IV                   0.75%
International Core Growth                             V                    0.65%
International Core Growth                             R                    1.40%
International Growth Opportunities                    I                    1.40%
International Growth Opportunities                    II                   1.25%
International Growth Opportunities                   III                   1.20%
International Growth Opportunities                    IV                   1.15%
International Growth Opportunities                    V                    1.10%
Worldwide Growth                                      I                    1.25%
Worldwide Growth                                      II                   1.00%
Worldwide Growth                                     III                   0.95%
Worldwide Growth                                      IV                   0.85%
Worldwide Growth                                      V                    0.75%

Global Select                                         I                    1.10%
Global Select                                         II                   1.05%
Global Select                                        III                   1.00%


                   FUND                          SHARE CLASS                FEE
Global Select                                         IV                   0.95%
International Structured                              I                    1.25%
International Structured                              II                   1.10%
International Structured                             III                   1.00%
International Structured                              IV                   0.90%
Emerging Countries                                    I                    1.65%
Emerging Countries                                    II                   1.50%
Emerging Countries                                   III                   1.40%
Emerging Countries                                    IV                   1.30%
Emerging Countries                                    V                    1.25%